UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report:  September 30, 2011
(Date of earliest event reported)

OurPet’s Company
(Exact name of registrant as specified in its charter)

Colorado	000-31279	34-1480558
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1300 East Street, Fairport Harbor, OH 44077
(Address of principal executive offices including zip code)

440-354-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective September 30, 2011, OurPet’s Company (“OurPet’s”) obtained funding for an equipment loan from Growth Capital Corp. (“Lender”), whose funds are made available to the Lender by the Director of Development of the State of Ohio (the “State”) through the State’s 166 loan program.  On May 19, 2011, OurPet’s entered into a Loan Agreement (the “Loan Agreement”) and a Security Agreement with the Lender and executed a Cognovit Promissory Note (the “Note”) for the principal amount of $225,000 (the “Loan”).  However, the terms for disbursement of the Loan were contingent upon certain conditions being met prior to funding being authorized by the State and the Loan actually being eligible for disbursement to OurPet’s.  Until the Loan was funded, no obligations under the Loan Agreement and related loan documents were binding upon OurPet’s.

The Note matures on October 1, 2016 and provides for interest and principal payments on the principal balance beginning November 1, 2011.  The interest rate is 3%. An additional service fee equal to ¼ of 1% of the principal balance of the Loan is paid in monthly installments along with the interest and principal payments.  The purpose of the Loan is to fund the acquisition of equipment molds used by OurPet’s in the manufacture of certain products.  Under the Loan Agreement, the Lender was granted a first lien on the equipment purchased by OurPet’s with the loan funds.

The foregoing descriptions of the Loan Agreement, Note and Security Agreement are not complete and are qualified in their entirety by reference to the Loan Agreement, Note and Security Agreement, which are attached to this current report as Exhibits 10.58, 10.59 and 10.60 respectively.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this report is also responsive to Item 2.03 of this report and is incorporated by reference.

Item 3.02      Unregistered Sales of Equity Securities.

In connection with the Loan referenced above under Items 1.01 and 2.03, and as previously reported in OurPet’s Form 10Q filed with the Securities and Exchange Commission on August 16, 2010, OurPet’s Board of Directors authorized the issuance of warrants to Steven and Evangelia Tsengas providing for the right to purchase in the aggregate 28,125 shares of OurPet’s common stock at $0.807 per share.  The warrants were issued in consideration for their commitment to the Lender and the State to provide an unlimited guaranty for the Loan once it was funded  The warrants vest over a 36 month period in which 1/36th of the warrants vest each calendar month so long as the guarantee remains outstanding.  The vesting of the warrants began when the Loan funded and must be exercised prior to their expiration date of June 28, 2015.  Upon exercise of the warrants, the shares will be restricted securities pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption from registration provided by Section 4(2) of the Act.  A copy of the form of warrant is attached to this current report as Exhibit 10.61.

Item 9.01.     Financial Statements and Exhibits.

(d)      Exhibits.

10.58	Loan Agreement dated May 19, 2011 executed by OurPet’s and the Lender

10.59	Cognovit Promissory Note dated May 19, 2011 executed by OurPet’s

10.60	Security Agreement dated May 19, 2011 executed by OurPet’s and the Lender

10.61	Form of Warrant issued to Steven and Evangelia Tsengas

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2011	OurPet’s Company

	By:	/s/ Scott R. Mendes
Scott R. Mendes, Chief Financial
Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.58	Loan Agreement dated May 19, 2011 executed by OurPet’s and the Lender

10.59	Cognovit Promissory Note dated May 19, 2011 executed by OurPet’s

10.60	Security Agreement dated May 19, 2011 executed by OurPet’s and the Lender

10.61	Form of Warrant issued to Steven and Evangelia Tsengas